UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 14, 2018

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33110	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Saw Mill River Road, 2nd Floor Hawthorne, New York	10532
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Debt Resolve, Inc. (the “Company”)

September 14, 2018

Item 8.01 – Other Events.

The Company received a letter, dated August 16, 2018, from the New York State Attorney General, Bureau of Consumer Frauds & Protection, notifying the Company that the Attorney General intends to commence litigation against it for various allegedly fraudulent, deceptive and unlawful acts and practices of its subsidiaries under New York and U.S. federal law relating to the marketing, sale and financing of debt-relief services. The Company subsequently responded by letter to the Attorney General addressing the various allegations and indicating that the Company believes it has complied with applicable law in all material respects. To date, no litigation has been filed against the Company by the Attorney General. The Company intends to vigorously defend itself against the allegations contained in the Attorney General’s letter and cooperate with the Attorney General with regard to compliance matters to avoid any litigation. The Company is unable to predict the outcome of any litigation should the Attorney General determine to proceed with the charges alleged in its letter and, if the Company is not successful in its defense, such charges could materially and adversely affect the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: September 17, 2018	By:	/s/ Bruce E. Bellmare
Bruce E. Bellmare
Chief Executive Officer and Acting Chief Financial Officer

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